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                                                                   EXHIBIT 10.19

                          TECHNOLOGY LICENSE AGREEMENT



          THIS TECHNOLOGY LICENSE AGREEMENT (this "Agreement") is entered into as of March 29, 1996 between Plasma & Materials Technologies, Inc., a California corporation (the "Company"), and PMT CVD Partners, L.P., a California limited partnership (the "Partnership").

                                R E C I T A L S:
                                - - - - - - - -

          A. The Company designs, manufactures, markets and sells advanced semiconductor manufacturing equipment, including a plasma source covered by United States Patent No. 4,990,229, entitled "High Density Plasma Deposition and Etching Apparatus" (together with its foreign counterparts, the "MORI Patent"), which plasma source can be incorporated into, among other equipment, chemical vapor deposition ("CVD") systems for the manufacture of semiconductors.

          B. The Partnership has been formed pursuant to that certain Agreement of Limited Partnership of PMT CVD Partners, L.P. dated as of an even date herewith (the "Partnership Agreement"), to which the Company is a party and, in connection therewith, the Company has agreed to contribute to the capital of the Partnership a non-exclusive, royalty-free license for CVD applications for semiconductor manufacturing under all PMT patents and technology (including without limitation the MORI Patent and related technology).

          C. The parties intend to effect such contribution of license rights pursuant hereto.

                               A G R E E M E N T:
                               - - - - - - - - -

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1.  Grant of License.  Pursuant to Section 3.1(b) of the Partnership
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Agreement and for the consideration provided in the Partnership Agreement, the
Company hereby grants to the Partnership a non-exclusive, worldwide and fully paid license, under all patents, copyrights, trade secrets and other intellectual property of the Company (including without limitation the MORI Patent and related technology), to design, develop, manufacture, have manufactured, use, sell, lease or otherwise dispose of any and all CVD systems for the manufacture of semiconductors, or any part thereof or spare part therefor, including without limitation the plasma source or any spare part therefor which is a component of or used in any such CVD systems. Such license shall not be assignable or transferable, and may not be sublicensed, at all times prior to September 30, 2001, but on and after such date such license may be sold, assigned, sublicensed or otherwise dealt in and with solely for the Partnership's own account and without royalty, accounting, reporting or other obligation of any nature to
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the Company. For purposes of the foregoing, "system" shall mean a stand-alone set of equipment for the chemical vapor deposition of film in the semiconductor manufacturing process, and shall not include components or spare parts (or plasma sources or spare parts) except only to the extent manufactured solely for use in systems as so defined. Furthermore, such license shall be limited solely to CVD applications, and shall not confer upon the Partnership any license or right with respect to systems, components or spare parts not used solely for CVD applications. Such license shall further be subject to the limitations set forth in Sections 4, 5 and 6 hereof. All such CVD systems, and all components thereof and spare parts therefor which are within the scope of the license rights granted hereby, are referred to herein as the "Products."

          2.  Technical Assistance.  In order to assist the Partnership in the
              --------------------
manufacture of the Products under this license, the Company agrees from time to time during the term hereof (as provided in Section 9 hereof) to provide the Partnership upon request with the following documents, information, technology and manufacturing know-how related to the design, development or manufacture of the Products, all at no cost to the Partnership:

              (a) all technical information related to the Products;

              (b) all engineering documentation related to the Products;

              (c) all manufacturing documentation related to the Products;

              (d) all quality assurance documentation related to the Products;
and

              (e) all process information related to the Products.

          3.  Further Assistance.  In order to further assist the Partnership to
              ------------------
develop, manufacture, assemble, test and repair the Products, the Company agrees as follows:

              (a) from time to time during the term hereof, the Company shall make reasonably available to the Partnership, for consultation at the Company's facilities, qualified employees of the Company to render technical advice to the Partnership regarding the manufacture, assembly, testing and repair of the Products; and

              (b) from time to time during the term hereof, the Company shall allow the Partnership's personnel to visit the Company's manufacturing plants for the study of systems, procedures, practices and methods as reasonably needed to further enable the Partnership to develop, manufacture, assemble, test and repair the Products.

          The Partnership agrees to reimburse the Company for the Company's reasonable out-of-pocket expenses incurred in connection with complying with this Section 3,

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including all salary and wage expenses of employees or consultants of the
Company to the extent that their time is used to provide this assistance to the Partnership.

          4.  Obligations with Respect to Watkins-Johnson Company.  The
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Partnership acknowledges that the Company and Watkins-Johnson Company ("W-J")
are parties to, among other agreements, a Technology License and Sales Agreement (the "W-J Agreement") which provides that, during the Covenant Period (determined as provided therein), the Company will not (a) sell, offer for sale, or solicit the purchase of its products for CVD applications for semiconductor manufacturing, or (b) grant any licenses to make, have made, use, sell or modify such products for CVD applications for semiconductor manufacturing.
Accordingly, the Partnership specifically acknowledges and agrees that the license rights granted hereunder shall not include any rights to make, have made, sell, offer for sale, use, modify or solicit the purchase of any products for CVD applications during the Covenant Period. The Company represents and warrants to the Partnership that the Covenant Period shall terminate no later than July 1, 1996. The Company shall indemnify and hold harmless the Partnership from and against any loss, liability, claim or expense arising by reason of any claim by W-J that this Agreement or the transactions contemplated hereby violate the W-J Agreement.

          5.  Rights and Obligations with respect to Anelva Corporation.  The
              ---------------------------------------------------------
Partnership acknowledges that the Company and Anelva Corporation, a corporation existing under the laws of Japan ("Anelva"), are parties to a Memorandum of Intent dated December 7, 1995 providing for, and pursuant thereto shall enter into, among other agreements, a Joint Development Agreement, a Sales and Marketing Agreement and a Manufacturing Agreement for the development, manufacturing and marketing of CVD systems incorporating the Company's helicon plasma source for oxidizing film for 200 millimeter wafers, and any improvements thereto (the "JD Products"). The Partnership specifically acknowledges and agrees that (a) it shall succeed to and assume all rights and obligations of the Company under such Joint Development Agreement, and (b) pursuant to the marketing rights to be granted to Anelva by the Company under the Sales and Marketing Agreement, Anelva will have, during the Term of the Sales and Marketing Agreement, the exclusive right (i) to market and sell the JD Products for installation and use in the Anelva Territories (as defined below in this paragraph) and to market and sell components and spare parts for the JD Products in the Anelva Territories, and (ii) to market and sell the JD Products and components and spare parts for the JD Products to the Anelva Japanese Customers (as defined below in this paragraph). Accordingly, the license rights granted herein by the Company to the Partnership shall be subject to such exclusive rights of Anelva and, during the Term of the Sales and Marketing Agreement, the Partnership shall not market or sell any JD Products for installation in the Anelva Territories or to the Anelva Japanese Customers. For purpose of the foregoing, the term "Anelva Territories" means Japan, Taiwan and all of Asia, excluding Korea (but specifically including China, Hong Kong, Vietnam, Thailand, Cambodia, Burma, India, Pakistan, Bangladesh, Sri Lanka, Indonesia, Singapore, Malaysia, Philippines and the Eastern and Central Asian republics of the former U.S.S.R.), and all of the Pacific Region

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(including Australia).  Furthermore, for purposes of the foregoing, the term
"Anelva Japanese Customers" means NEC Corporation and its affiliates, Hitachi and its affiliates, Matsushita and its affiliates, Sony and its affiliates, Fujitsu and its affiliates, Mitsubishi and its affiliates, and any customer with which Anelva has an existing relationship as acknowledged and agreed upon in writing by Anelva and the Company.

          6.  Export Regulations.  It is agreed that the worldwide license
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granted to the Partnership herein is subject to all applicable restrictions regarding the sale, transfer and/or export by the Partnership or its assigns or sublicensees of any of the Products or any technology relating thereto pursuant to the Export Administration Regulations of the United States Department of Commerce, Office of Export Administration, as in effect from time to time during the term hereof and, in accordance with such Regulations as presently in effect, the Partnership agrees that it shall not sell, transfer or export any such technology, or any Products or other commodities resulting therefrom, without the prior approval of the United States government (and the Partnership agrees to execute and deliver to the Company, upon request at any time or from time to time during the term hereof, further written certifications to such effect.)

          7.  Confidentiality of Proprietary Information.  The Partnership
              ------------------------------------------
hereby agrees that, during the term hereof and continuing after its termination or expiration, it will keep in confidence and prevent the disclosure to any unauthorized persons of any proprietary information, technology and manufacturing know-how of the Company which is licensed to the Partnership or otherwise made available to the Partnership hereunder. However, such obligations of the Partnership shall terminate to the extent that any such information, technology or know-how (a) is in or enters the public domain through no fault of the Partnership, or (b) is or becomes independently known to the Partnership free of any obligation of confidentiality hereunder.

          8.  No Warranty by the Company.  The Company makes no warranty to the
              --------------------------
Partnership as to the accuracy, sufficiency or suitability for use of any technical information provided to the Partnership hereunder, or for the quality of any Products made hereunder. The Company assumes no responsibility for consequential damages, which might arise out of the manufacture, sale or use of any of the Products.

          9.  Term; Termination.  The license granted under Section 1 hereof
              -----------------
shall be for perpetuity.  For all other purposes, the term hereof shall be ten
(10) years.

          10.  Scope of Agreement.  This Agreement constitutes the entire
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understanding and agreement between the parties regarding this specific matter and supersedes all prior representations and agreements. It may not be modified or amended other than by an instrument in writing executed by the parties.

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          11.  Governing Law.  This Agreement shall be construed and governed in
               -------------
accordance with the laws of the State of California.

          12.  Notices. All notices required or permitted shall be in writing
               -------
and addressed as follows:

              If to the Company, to:

              Plasma & Materials Technologies, Inc.
              9255 Deering Avenue
              Chatsworth, California  91311
              Attention:  Dr. Gregor A. Campbell

              With a copy to:

              Lawrence C. Weeks, Esq.
              Riordan & McKinzie
              5743 Corsa Avenue, Suite 116
              Westlake Village, California  91362

              If to the Partnership, to:

              PMT CVD Partners, L.P.
              c/o Plasma & Materials Technologies, Inc.
              9255 Deering Avenue
              Chatsworth, California  91311
              Attention:  Mr. John W. La Valle

              With a copy to:

              Mark Tanoury, Esq.
              Cooley Godward Castro Huddleson & Tatum
              3000 Sand Hill Road
              Building 3, Suite 230
              Menlo Park, California  94025

or to such other address as either party may from time to time, designate in writing to the other.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and become effective as of the date first set forth above.


COMPANY:                      PLASMA & MATERIALS TECHNOLOGIES, INC.


                              By:    /s/ Dr. Gregor A. Campbell
                                    ---------------------------
                                    Dr. Gregor A. Campbell
                                    President and Chief Executive Officer


PARTNERSHIP:                  PMT CVD PARTNERS, L.P.

                              By:   CVD, Inc.,
                                    General Partner


                                    By:   /s/ John W. La Valle
                                         ---------------------
                                         John W. La Valle
                                         Chief Financial Officer and Secretary

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